CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is entered into between Cal Bay International, Inc., a Nevada Corporation (the "Company"), and Cletha A. Walstrand (the "Consultant"), effective this 28th day of August, 2002.

                                   WITNESSETH:

     WHEREAS, the Company desires to retain the services of the Consultant and the Consultant desires to provide services to the Company upon the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the premise and the covenants hereinafter contained, the parties agree as follows:

     1.   CONSULTING  SERVICES.  The  Consultant  agrees  to  provide consulting
          --------------------
          services to the Company during the term of this Agreement. The nature of services to be Provided include:

          i.   Preparation  and  filing  of  Form  10-QSB  and  Form  10-KSB
          ii.  Preparation  of  various  corporate  documents  and  reports
          iii. Legal services not in connection with any capital raising activities

     2.   EXTENT  OF  SERVICES.  The  Consultant  shall  personally  provide the
          --------------------
          consulting services Described herein. The Company understands that the nature of the services to be provided are part time and that the Consultant will be engaged in other business and consulting activities during the term of this Agreement.

     3.   TERM.  The term of this Agreement shall commence as of the date hereof
          ----
          and shall Continue through December 31, 2002, unless sooner terminated as provided herein.

     4.   CONSIDERATION. In consideration of the execution of the Agreement, and
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          the  performance  of  his  obligations hereunder, the Consultant shall receive  a  fee  of  200,000  registered common shares of the Company.

     5.   EXPENSES.  The  Company  shall pay or reimburse the Consultant for all
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          reasonable travel, business and miscellaneous expenses incurred by the
          Consultant in performing its duties under this Agreement, subject to prior approval.

     6.   STATUS. Except as otherwise may be agreed, the Consultant shall at all
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          times  be  in  an  independent  contractor, rather than a co-venturer, agent,  employee  or  representative  of  the  Company.

     7.   NOTICES.  Any  notice  required  or  desired  to  be  given under this
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          Agreement  shall  be  in  writing  and  shall  be  deemed  given  when personally delivered or sent by certified or registered mail or overnight courier to the following addresses, or such other address as to which one part may have notified the other in such manner.

          If   to  the  Company:        Cal  Bay  International,  Inc.
                                        Attn:  Robert  Thompson
                                        1582 Parkway  Loop,  Suite  G
                                        Tustin,  CA  92780


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          If   to  the  Consultant:     Cletha  A.  Walstrand
                                        8    East  Broadway,  Suite  609
                                        Salt Lake  City,  UT  84111

     8.   APPLICABLE  LAW.  The validity, interpretation and performance of this
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          Agreement  shall  be controlled by and construed under the laws of the
          State  of  Nevada  without  regard  to its conflict of law provisions.

     9.   BINDING  EFFECT.  This Agreement shall be binding upon the parties and
          ---------------
          their  respective  personal  representatives, successors, and assigns.

     10.  ENTIRE  AGREEMENT. This Agreement contains the entire understanding of
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          the  parties with respect to its subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, each of the parties has executed this Agreement on the date first above written.


                         CAL  BAY  INTERNATIONAL,  INC.

                         /S/  CHARLES  A.  PREBAY
                         ------------------------
                         BY:
                         CHARLES  A.  PREBAY,  VICE-PRESIDENT



                         /S/  CLETHA  A.  WALSTRAND
                         --------------------------
                         BY:
                         CLETHA  A.  WALSTRAND,  CONSULTANT


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